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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007 (May 25, 2007)

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FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	0-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02.  Results of Operation and Financial Condition.

On May 25, 2007, First Farmers and Merchants Corporation issued a press release announcing its financial results for the quarter ended March 31, 2007.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(c)  The following exhibit is filed herewith:

Exhibit Number 99.1 - Press Release issued on May 25, 2007 by First Farmers and Merchants Corporation

I                                Information for Release              Contact:    Jeff Bradford/Jason Mackey

                                                                                                   (615) 312-7220

                                                                                                   jcb@bradfordgrp.com

F&M Bank Reports Strong Performance

During First Quarter

COLUMBIA, Tenn., May 25, 2007 - First Farmers & Merchants Bank recently reported considerable increases in key metrics, including net income, return on average assets, return on equity and earnings per share, during its first financial quarter. F&M also reported zero loan losses and a net recovery of 0.03 percent of loans previously written off - an accomplishment rarely achieved in the banking industry.

"2007 holds great promise for First Farmers & Merchants Bank as we are poised to build on our success by expanding into new markets," said T. Randy Stevens, F&M chairman and CEO. "We have an excellent leadership team in place, perhaps the best in my 34-year career with the bank, and continue to attract outstanding new talent, such as Harvey Church, Maury County Senior Executive/Private Banking, and Craig Holland, Williamson County President. In short, we have the people, the plan and the momentum for continued growth."

Highlights of F&M's first quarter:

  Year-to-date net income is up 24.45 percent - growing from $1.64 million in the first quarter of 2006 to $2.05 million in the first quarter of this year.
  Return on average assets (ROAA) is up 27.16 percent - increasing from 0.81 percent in first quarter 2006 to 1.03 percent in first quarter 2007.
  Return on equity (ROE) is up 27.51 percent - moving from 6.18 percent in the first quarter of 2006 to 7.88 percent in the first quarter of this year.
  Earnings per share is up 26.55 percent - growing from $1.13 to $1.43, comparing first quarter 2006 to first quarter 2007. Net loans rose from $465 million in first quarter 2006 to $482 million in first quarter 2007.
  Year-to-date net loan losses declined from an annualized net charge off ratio of 0.06 percent in 2006 to a net recovery of 0.03 percent in 2007.

"F&M has done an outstanding job of maintaining excellent asset quality," said Stevens. "2007 promises to be an important year in First Farmers & Merchants' 98-year history. We look forward to sharing more good news in the months to come."

Founded in 1909, First Farmers & Merchants Bank (Member FDIC) is one of the most successful independent banks in Tennessee, with total assets of approximately $800 million and an additional $2.6 billion in assets held by its Trust & Financial Management Department. Headquartered in Columbia, the bank operates 19 offices in a seven-county area that includes Maury, Lawrence, Marshall, Hickman, Dickson, Giles and Williamson counties. It is distinguished by its commitment to traditional, personal banking relationships that incorporate state-of-the-art technology to provide the highest possible level of service.

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